CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of California Investment Trust and to the use of our report dated October 19, 2007 on the financial statements and financial highlights of California Tax-Free Income Fund, California Insured Intermediate Fund, California Tax-Free Money Market Fund, U.S. Government Securities Fund, Short-Term U.S. Government Bond Fund, The United States Treasury Trust, S&P 500 Index Fund, S&P MidCap Index Fund, S&P SmallCap Index Fund, Equity Income Fund, European Growth & Income Fund and Nasdaq-100 Index Fund, each a series of shares of beneficial interest of California Investment Trust. Such financial statements and financial highlights appear in the 2007 Annual Report to Shareholders which are incorporated by reference in the Registration Statement and Prospectus.

                                                /s/ Tait, Weller & Baker LLP

Philadelphia, Pennsylvania
December 28, 2007